Exhibit 4.3

FORM OF WARRANT

THIS WARRANT AND THE SHARES OF STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

MARRONE BIO INNOVATIONS, INC.

STOCK PURCHASE WARRANT

Void after June [            ], 2023

WARRANT TO PURCHASE SHARES OF STOCK

THIS CERTIFIES THAT, for value received, and subject to the provisions and upon the terms and conditions hereinafter set forth below, as of the Exercise Date, [            ] (the “Holder”) is entitled to subscribe for and purchase the number of shares of the fully paid and nonassessable shares of the capital stock (the “Shares”) of Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”) as set forth below under the definition of Warrant Shares (as may be adjusted pursuant to Section 3 hereof). The capitalized terms used in this Warrant shall, to the extent not defined where first used, have the meanings given to them in Section 20 of this Warrant. This Warrant is issued by the Company pursuant to the Credit Facility Agreement dated as of June [__], 2013 (as amended, modified or supplemented, the “Facility Agreement”).

Method of Exercise; Payment.

Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, after the Exercise Date by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

Net Issue Exercise. In lieu of exercising this Warrant, the Holder shall have the right to convert this Warrant (or any portion thereof) by surrender of this Warrant at the principal office of the Company together with notice of such conversion on the form attached hereto as Exhibit A, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of the Shares to be issued to the Holder.

Y = the number of the Shares purchasable under this Warrant in respect of which the net issue exercise election is made pursuant to this Section 1(b).

A = the fair market value of one share of the Shares.

B = the Exercise Price on the date of conversion (as adjusted to the date of such conversion).

Fair Market Value. For purposes of this Section 1, the per share fair market value of the Shares shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Shares shall be the average of the closing prices of the Common Stock as quoted on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, or if not so listed then the fair market value shall be the average of the closing bid and asked prices of the Common Stock as published in The Wall Street Journal, in each case for the ten trading days prior to the date of determination of fair market value.

(ii) If the Company’s Common Stock is not publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined by a majority of the Board of Directors in good faith upon a review of relevant factors, including due consideration of Holder’s determination of fair market value, it being further understood that the exercise of this Warrant pursuant to the net exercise provision contained in Section 1 shall be delayed until such determination is made.

Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time. Notwithstanding any delay in the delivery of the certificates for the Shares, the Company agrees that Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall be been surrendered, the completed exercise form and the payment of the purchase price has been delivered (or, in the alternative the conversion notice specified in Section 1(b) has been delivered) to the Company.

(e) For the avoidance of doubt, once the first of the IPO, the Qualified Financing or the Acquisition occurs, this Warrant shall be exercisable for the Warrant Shares, and at the Exercise Price, applicable to such first to occur event and not for any other securities or at any other price even in the event of an occurrence of a subsequent such event.

Stock Fully Paid. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification. In case of any reclassification or change of the Company’s Common Stock (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

Notice of Adjustments. Whenever the number of shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall promptly provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

Fractional Shares. This Warrant may not be exercised for fractional shares. In lieu of fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

Representations of the Company. The Company represents to Holder that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant and the performance of the Company’s obligations hereunder were taken, or will be taken, prior to and are, or will be, effective as of the Exercise Date.

Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under any state securities law by reason of their issuance in a transaction exempt from the qualification requirements thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE

TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

IPO or Acquisition.

(a) Upon receipt of a written notice of the Company’s intention to raise capital by selling shares of Common Stock in an IPO, which notice shall be delivered to Holder at least thirty (30) but not more than ninety (90) days before the anticipated date of the consummation of the IPO, the Holder shall, within 10 days of receipt of such notice, notify the Company whether or not the Holder will exercise this Warrant as part of the consummation of the IPO. If Holder has elected to exercise this Warrant as provided in this Section 9 in connection with an IPO and the IPO is not consummated, then Holder’s exercise of this Warrant shall not be effective.

(b) Upon receipt of a written notice of the Company’s intention to consummate an Acquisition, which notice shall be delivered to Holder at least thirty (30) but not more than ninety (90) days before the anticipated date of the consummation of the Acquisition, the Holder shall, within 10 days of receipt of such notice, notify the Company whether or not the Holder will exercise this Warrant as part of the consummation of the Acquisition. If Holder has elected to exercise this Warrant as provided in this Section 9 in connection with an Acquisition and the Acquisition is not consummated, then Holder’s exercise of this Warrant shall not be effective.

Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in Section 11 below, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Notices of Record Date. In the event:

(a) the Company shall declare any dividend or distribution upon any of its capital stock;

(b) there shall be any capital reorganization, reclassification of the capital stock of the Company or an Acquisition; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder of this Warrant written notice of any relevant record, payment, effective and exchange dates and the amount and nature of any dividend, distribution or right. Such notice shall be given at least 10 days prior to any record date for distribution or voting and also at least 20 days prior to the effective date of the transactions referred to in (b)

and (c) above. Failure to so give notice or any defect in any certification or notice given under this Warrant shall not affect the validity or legality of any transaction giving rise thereto so long as such failure or defect does not result in the termination of Holder’s rights under this Warrant.

Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

5:00 p.m., California local time, on June [        ], 2023; and

An Acquisition, provided that the Company has complied with Section 9(b) in all material respects.

Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at [                                        ] and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by advance written notice to the other party pursuant to the provisions above.

“Market Stand-Off” Agreement. Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Holder during a period of time determined by the Company and its underwriters not to exceed eighteen (18) months following the effective date of the Company’s initial registration statement. If requested by the Company, Holder agrees to enter into a separate agreement consistent with the foregoing with any underwriter of the Company’s securities. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said period.

Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law provisions thereof.

Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, the Company at its expense, but on payment by the Holder of any applicable transfer taxes, shall issue and deliver to or on the order of the Holder a new Warrant or Warrants of like tenor, for the same aggregate number of Shares as called for by the Warrant surrendered.

Replacement of Warrants. In the case of the loss, theft or destruction of a Warrant then held by Holder or his assigns, an affidavit of an officer of such Holder stating the loss, theft or destruction, as the case may be, shall constitute evidence satisfactory to the Company and no indemnity or security shall be required for replacement other than the Holder’s written agreement to indemnify the Company.

No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Certain Definitions. As used in this Warrant the following terms shall have the following respective meanings:

“Acquisition” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any transfer of more than 50% of the voting power of the Company, reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale of all or substantially all of the assets of the Company; unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

“Exercise Date” shall mean the first to occur of: (a) if this Warrant is to be exercised as part of the consummation of or at any time after the IPO, the date immediately prior to the consummation of the IPO;(b) if this Warrant is to be exercised as part of the consummation of or at any time after the Qualified Financing, the date immediately prior to the consummation of the Qualified Financing; and (c) if this Warrant is to be exercised as part of the consummation of an Acquisition as provided in Section 9(b), the date immediately prior to the consummation of the Acquisition.

“Exercise Price” shall mean the first to occur of: (a) if this Warrant is exercised as part of the consummation of or at any time after the IPO, the exercise price of a Share will be seventy percent (70%) of the price at which one share of the Company’s Common Stock is sold to the public in the IPO; (b) if this Warrant is exercised as part of the consummation of or at any time after the Qualfied Financing, the exercise price of a Share will be seventy percent (70%) of the value of one share of Common Stock equivalents (the number of shares of equity securities convertible into one share of the Company’s Common Stock) sold in the Qualified Financing; and (c) if this Warrant is exercised as part of the consummation of an Acquisition as provided in Section 9(b), the exercise price of a Share will be seventy percent (70%) of the value of one share of the Company’s Common Stock sold or valued in the Acquisition.

“IPO” shall mean the Company’s firmly underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.

“Qualified Financing” shall mean the first equity financing (or substantially concurrent equity financings), primarily for equity financing purposes, occurring after the date hereof which results in immediately available gross proceeds to the Company, excluding proceeds from any indebtedness of the Company that converts into equity in such financing, of at least $20 million; provided, that, in order for any such equity financing to constitute a “Qualified Financing,” at least 50% of the amount invested in such equity financing must be made by persons who are not (i) a holder of Common Stock or Common Stock equivalents (any equity security convertible into or exchangeable for Common Stock and any warrant or option to acquire Common Stock or any such convertible or exchangeable security) of the Company, (ii) an affiliate of the Company, (iii) any strategic investor or (iv) an affiliate of any of the persons identified in clauses (i), (ii) or (iii) above; and provided, further, that the term Qualified Financing shall excude the issuance of any “Excluded Securities” of the type specified in clauses (a) through (g) and clauses (i) through (k) of Section 4.6 of the Second Amended and Restated Investor Rights Agreement, dated as of March 5, 2010, among the Company and the stockholders of the Company party thereto (the “Investor Rights Agreement”).

“Warrant Shares” shall mean as to the Holder the first to occur of: (a) if this Warrant is exercised as part of or at any time after the consummation of the IPO, the number of Shares as is equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) the product obtained by multiplying the original principal amount of such Holder’s Commitment Amount (as defined in the Facility Agreement) by 0.10, by (ii) seventy percent (70%) of the price at which one share of Common Stock is sold to the public in the IPO; (b) if this Warrant is exercised as part of the consummation of or at any time after the Qualfied Financing, the number of Shares as is equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) the product obtained by multiplying the original principal amount of such Holder’s Commitment Amount (as defined in the Facility Agreement) by 0.10, by (ii) seventy percent (70%) of the value of one share of Common Stock equivalents (the number of shares of equity securities convertible into one share of Common Stock) sold in the Qualified Financing; or (c) if this Warrant is exercised as part of the consummation of an Acquisition as provided in Section 9(b), the number of Shares as is equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) the product obtained by multiplying the original principal amount of such Holder’s Commitment Amount (as defined in the Facility Agreement) by 0.10, by (ii) seventy percent (70%) of the value of one share of Common Stock sold or valued in the Acquisition.

Issued as of June [        ], 2013.

[Signature page follows]

[Signature page to Stock Purchase Warrant]

MARRONE BIO INNOVATIONS, INC.

By:
Name:	Pamela G. Marrone
Title:	President and CEO

EXHIBIT A

NOTICE OF EXERCISE

TO:     Marrone Bio Innovations, Inc.

    2121 Second Street, Ste. B-107

    Davis, CA 95618

    Attention: President

1. The undersigned hereby elects to purchase             shares of Marrone Bio Innovations, Inc. pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

            The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the Shares being purchased, together with all applicable transfer taxes, if any.

            The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b) of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

(Signature)

Title:

(Date)